Exhibit (e)(22)

EXHIBIT A

to

DISTRIBUTION AGREEMENT

(Between Pacific Select Fund and Pacific Select Distributors, Inc.)

Portfolios	Share Class(es)
Fixed Income Portfolios:
Diversified Bond Portfolio	I, P
Floating Rate Loan Portfolio	I, P
High Yield Bond Portfolio	I, P
Inflation Managed Portfolio	I, P
Inflation Strategy Portfolio	I, P
Managed Bond Portfolio	I, P
Short Duration Bond Portfolio	I, P
Core Income Portfolio	I, P

Non-U.S. Equity Fixed Income Portfolio:
Emerging Markets Debt Portfolio	I, P

U.S. Equity Portfolios:
American Funds® Growth Portfolio	I, P
American Funds® Growth-Income Portfolio	I, P
Comstock Portfolio	I, P
Dividend Growth Portfolio	I, P
Equity Index Portfolio	I, P
Focused Growth Portfolio	I, P
Growth Portfolio	I, P
Large-Cap Growth Portfolio	I, P
Large-Cap Value Portfolio	I, P
Long/Short Large-Cap Portfolio	I, P
Main Street® Core Portfolio	I, P
Mid-Cap Equity Portfolio	I, P
Mid-Cap Growth Portfolio	I, P
Mid-Cap Value Portfolio	I, P
Small-Cap Equity Portfolio	I, P
Small-Cap Growth Portfolio	I, P
Small-Cap Index Portfolio	I, P
Small-Cap Value Portfolio	I, P
Value Advantage Portfolio	I, P

Sector Portfolios:
Health Sciences Portfolio	I, P
Real Estate Portfolio	I, P
Technology Portfolio	I, P

Non-U.S. Equity Portfolios:
Emerging Markets Portfolio	I, P
International Large-Cap Portfolio	I, P

Pacific Select Fund Distribution Agreement Exhibit A, effective May 1, 2015

International Small-Cap Portfolio	I, P
International Value Portfolio	I, P

Alternative Strategies Portfolios:
Currency Strategies Portfolio	I, P
Global Absolute Return Portfolio	I, P
Precious Metals Portfolio	I, P
Absolute Return Portfolio	I, P
Equity Long/Short Portfolio	I, P

Asset Allocation/Balanced Portfolios:
American Funds® Asset Allocation Portfolio	I
Pacific Dynamix – Conservative Growth	I
Pacific Dynamix – Moderate Growth	I
Pacific Dynamix – Growth	I
Portfolio Optimization Conservative	I
Portfolio Optimization Moderate Conservative	I
Portfolio Optimization Moderate	I
Portfolio Optimization Growth	I
Portfolio Optimization Aggressive-Growth	I

Pacific Dynamix Underlying Portfolios:
PD Aggregate Bond Index	P
PD High Yield Bond Market	P
PD Large-Cap Growth Index	P
PD Large-Cap Value Index	P
PD Small-Cap Growth Index	P
PD Small-Cap Value Index	P
PD International Large-Cap	P
PD Emerging Markets	P
PD 1-3 Year Corporate Bond Portfolio	P

Effective May 1, 2015, agreed to and accepted by:

PACIFIC SELECT FUND

BY:	/s/ Howard T. Hirakawa	BY:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

BY:	/s/ Adrian S. Griggs	BY:	/s/ Jane M. Guon
Name:	Adrian S. Griggs	Name:	Jane M. Guon
Title:	Chief Executive Officer	Title:	Secretary